Registration No. 333-________

As filed with the Securities and Exchange Commission on October 14, 1998.
-------------------------------------------------------------------------

                   SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                         --------------------

                               FORM S-8
                         REGISTRATION STATEMENT
                                 under
                        THE SECURITIES ACT OF 1933
                          -------------------

                           OAK INDUSTRIES INC.
          (Exact name of registrant as specified in its charter)


         DELAWARE                                36-1569000
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)               Identification Number)

             1000 WINTER STREET, WALTHAM, MASSACHUSETTS 02451
       (Address of Principal Executive Offices, including zip code)

                           OAK INDUSTRIES INC.
                1995 STOCK OPTION AND RESTRICTED STOCK PLAN
                        (Full title of the Plan)
                         ----------------------

                             MELA LEW, ESQ.
               Vice President, General Counsel and Secretary
                           Oak Industries Inc.
                           1000 Winter Street
                           Waltham, MA 02451
                            (781) 890-0400
(Name, address and telephone number, including area code, of agent for service)



CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------
                                                     Proposed
Title of                            Proposed         Maximum
of Securities       Amount          Maximum         Aggregate            Amount of
to be               to be         Offering Price     Offering            Registration
Registered        Registered        Per Share         Price                  Fee
-------------------------------------------------------------------------------------


Common Stock        137,363          $38.25 (1)         $ 5,254,134.75 (1)     $ 1,549.97
$.01 par value     shares

Common Stock          6,000           27.5625 (1)           165,375.00 (1)          48.79
$.01 par value     shares

Common Stock      1,856,637           22.44   (2)        41,662,934.00 (2)      12,290.57
$.01 par value     shares


Totals            2,000,000          ------------       $47,082,443.75         $ 13,889.33
                   shares

--------------------------------------------------------------------------------------


(1)   Such shares are issuable upon the exercise of outstanding options with fixed exercise prices.  Pursuant to Rule 457(h)(1), the aggregate offering price and the fee has been computed upon the basis of the price at which the options may be exercised.

(2)   Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on October 8,
1998, a date within five (5) business days of the filing of this Registration Statement.




PART II

   Oak Industries Inc. (the "Registrant") hereby incorporates by reference the contents of the Registrant's Registration Statement on Form S-8, File No. 33-59073, filed by the Registrant on May 3, 1995.

Item. 8.   Exhibits.

   The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

   Exhibit

   4   Oak Industries Inc. 1995 Stock Option and Restricted Stock Plan, as
amended effective as of April 24, 1998, filed as Exhibit 10.1 to the Registrant's Form 10-Q dated May 12, 1998, is incorporated herein by this reference.
   5   Opinion of Ropes and Gray as to the legality of the securities being registered.
   23.1   Consent of Counsel (included in Exhibit 5 hereto).
   23.2   Consent of PricewaterhouseCoopers LLP, Independent Accountants.
   24   Powers of Attorney.



SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 13th day of October, 1998.


               OAK INDUSTRIES INC.



               By: /S/ Coleman S. Hicks
                  ----------------------
                  Coleman S. Hicks
                  Senior Vice President and
                  Chief Financial Officer


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



 Signature                      Title                             Date
-----------                    -------                           ------


  /S/ William S. Antle III
  --------------------          Chairman of the Board,            October 13, 1998
  William S. Antle III          President and Chief
                                Executive Officer
                                (Principal Executive Officer)


 /s/ Coleman S. Hicks
 ----------------------         Senior Vice President             October 13, 1998
  Coleman S. Hicks              and Chief Financial Officer
                                (Principal Financial Officer)



  *
  ----------------------         Vice Chairman of the             October 13, 1998
  Roderick M. Hills                 Board



  *
  ----------------------         Director                         October 13, 1998
  Beth L. Bronner


  *
  ----------------------         Director                         October 13, 1998
  Daniel W. Derbes



  *
  ----------------------         Director                         October 13, 1998
  Gilbert E. Matthews


  *
  ----------------------         Director                         October 13, 1998
  Christopher H. B. Mills


  *
  ----------------------         Director                         October 13, 1998
  Elliot L. Richardson




  *By:   /S/ Mela Lew                                             October 13, 1998
       ------------------
       Mela Lew
       Attorney-in-Fact
8


4




